Exhibit 99.1

Franklin Credit Holding Corporation
Contact:  Paul Colasono, CFO
(201) 604-4402
pcolasono@franklincredit.com

For Immediate Release

FRANKLIN CREDIT HOLDING CORPORATION SHARES LISTED
ON OTC BULLETIN BOARD UNDER SYMBOL “FCMC.OB”

NEW YORK, April 24, 2009 -- Franklin Credit Holding Corporation (OTC: Bulletin Board: FCMC.OB - News) (“Franklin Holding”), a specialty consumer finance company primarily engaged in the servicing and resolution of performing, reperforming and nonperforming residential mortgage loans, and in the analysis, pricing, due diligence and acquisition of residential mortgage portfolios for third parties, today announced that its common stock has been listed on the OTC Bulletin Board under the trading symbol “FCMC.OB”.  The Company’s shares were previously traded on the Pink Sheets under the symbol “FCMC.PK”.

The listing of Franklin Holding’s shares on the OTC Bulletin Board was effective with the opening of stock market trading on April 22, 2009.

“We are pleased our common stock has begun trading on the OTC Bulletin Board, which we believe should improve trading liquidity for our investors,” stated Paul Colasono, Chief Financial Officer of Franklin Credit Holding Corporation.

About Franklin Credit Holding Corporation

               Franklin Credit Holding Corporation ("Franklin Holding" and its subsidiaries, or the “Company”) is a specialty consumer finance company primarily engaged in the servicing and resolution of performing, reperforming and nonperforming residential mortgage loans, and in the analysis, pricing, due diligence and acquisition of residential mortgage portfolios for third parties.  The portfolios serviced for other entities, as well as the Company’s remaining portfolio, consist of both first- and second-lien loans secured by 1-4 family residential real estate that generally fall outside the underwriting standards of Fannie Mae and Freddie Mac and involve elevated credit risks as a result of the nature or absence of income documentation, limited credit histories, higher levels of consumer debt or past credit difficulties. The Company's executive, administrative and operations offices are located in Jersey City, New Jersey. Additional information on the Company is available on the Internet at www.franklincredit.com.

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in forward-looking statements made by the Company. These factors include, but are not limited to: (i) unanticipated changes in the U.S. economy, including changes in business conditions such as interest rates, changes in the level of growth in the finance and housing markets, such as slower or negative home price appreciation; (ii) the Company’s relations with its lenders and such lenders’ willingness to waive any defaults under the Company’s agreements with such lenders; (iii) increases in the delinquency rates of borrowers, (iv) the availability of clients holding sub-prime borrowers for servicing by the Company on a fee-paying basis; (vi) changes in the statutes or regulations applicable to the Company’s business or in the interpretation and enforcement thereof by the relevant authorities; (vii) the status of the Company’s regulatory compliance; (viii) the Company’s success in entering new business activities of providing mortgage-related services for other entities, particularly servicing loans for others, in which the Company has limited prior experience with servicing loans for others; and (ix) other risks detailed from time to time in the Company’s SEC reports and filings. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those factors discussed under the captions "Risk Factors", “Interest Rate Risk” and “Real Estate Risk” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which the Company urges investors to consider. The Company undertakes no obligation to publicly release any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as otherwise required by securities, and other applicable laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results on any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.